1 Sanofi-aventis Tender Offer to Acquire October 4, 2010 Exhibit 99(a)(5)(C)

Forward Looking Statements
This presentation contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995,
as amended. Forward-looking statements are statements that are not historical facts.  These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance.  Forward-looking statements are generally identified by the words “expects,”
“anticipates,” “believes,” “intends,” “estimates,” “plans” and similar expressions.  Although sanofi-aventis’ management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of sanofi-aventis, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labeling and other matters that could affect the availability or commercial potential of such products candidates, the absence of guarantee that the products candidates if approved will be commercially successful, the future approval and commercial success of therapeutic alternatives, the Group’s ability to benefit from external growth opportunities  as well as those discussed or identified in the public filings with the SEC and the AMF made by sanofi-aventis, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking
Statements” in sanofi-aventis’ annual report on Form 20-F for the year ended December 31, 2009.
Other than as required by applicable law, sanofi-aventis does not undertake any obligation to update or revise any forward-looking information or statements.
Important Additional Information: This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities. In connection with the proposed transaction, sanofi-aventis and GC Merger Corp. have filed tender offer documents with the U.S. Securities and Exchange Commission (the “SEC”).  These documents will be mailed to all
Genzyme shareholders of record. These documents, as they may be amended from time to time, contain important information about the proposed transaction and Genzyme shareholders are urged to read them carefully and in their entirety before any decision is made with respect to the proposed transaction. The tender offer materials may be obtained at no charge by directing a request by mail to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York
10016, or by calling toll-free at 1-800-322-2885, and may also be obtained at no charge at the website maintained by the
SEC at www.sec.gov.

Sanofi-aventis Offer Represents Full and Fair Value
for Genzyme
Acquisition Terms:
All cash offer of $69.00 per share
Approximately $18.5 billion purchase price
38% premium over unaffected
(1)
closing price of $49.86
31% premium over unaffected
(2)
30-day average closing price of $52.63
Represents 36x Genzyme’s 2010E EPS and 19x 2011E EPS
(3)
Financing already fully secured
Offer scheduled to expire on December 10
th

(1) July 1, 2010; prior to press speculation that sanofi-aventis was pursuing a large U.S. biotech acquisition
(2) For period ending July 22, 2010; prior to press speculation that sanofi-aventis made an approach to acquire Genzyme
(3) Based on analyst consensus estimates

Sanofi-aventis Is Commited to This Transaction

Situation Overview:
Multiple attempts to engage with Genzyme over past few months
Private offer letter sent on July 29
th
Genzyme rejected offer on August 11
th
Financial advisors met briefly on August 24
th
Sent and publicly released second offer letter on August 29
th
Genzyme publicly rejected offer on August 30
th
One meeting with Genzyme CEO on September 20
th
; no path forward
Initiating tender offer today

sanofi aventis
Because health matters

genzyme

sanofi aventis

Creates new platform for
sustainable growth further
increasing our biotech exposure
Expands footprint in attractive,
growing rare disease market
Increases our U.S. presence and
expands our R&D pipeline of Phase
II and Phase III products
Meets sanofi-aventis value creation
criteria
Preserves strong capital structure
and financial strength

Our Compelling Offer is an Attractive Opportunity
for Both Parties
Provides immediate and certain
value for shareholders
Represents a substantial premium
Captures the potential of
Genzyme’s business and pipeline
and shifts execution risk to sanofi-
aventis
Enhances Genzyme’s rare disease
business as a center of excellence
Creates more value for Genzyme’s
other product lines within a larger
company with global reach and
resources

sanofi aventis
Because health matters

genzyme					

genzyme

Share Price Performance since
Company / Index Jan 1, 2006 Jan 1, 2007 Jan 1, 2008 Jan 1, 2009 Jan 1, 2010
(30%) (19%) (33%) (25%) 2%
S&P 500
(18%) (28%) (30%) 14% (8%)
BTK
47% 33% 27% 55% 6%

Genzyme’s Share Price Has Underperformed Biotech Peers
Source: FactSet as of 7/1/10
0%
50%
100%
150%
200%
01/03/06 07/27/06 02/17/07 09/10/07 04/02/08 10/24/08 05/17/09 12/08/09 07/01/10
Genzyme S&P 500 AMEX Biotech Index (BTK)
47%
(18%)
(30%)

Our Offer Delivers Significant Value To Genzyme
Shareholders in Excess of Likely Stand-alone Returns
$56.63 $56.39
$53.37
$46.22
$20
$30
$40
$50
$60
$70
$80
2011 2012 2013 2014
Offer price: $69 / share
Assumptions: Mean EPS from I/B/E/S; 13.6x 1-year forward P/E multiple; 10.66% discount rate
Present Value of Future Stock Price
Source: Factset and IBES estimates, as of October 1, 2010
Note: Implied future share prices based upon Genzyme Mean IBES EPS estimates; 1-year forward Genzyme P/E multiple of 13.6x based on current IBES mean 2011 consensus estimate of $3.68/share and Genzyme unaffected share price of $49.86 as of July 1, 2010 (July 1, 2010 IBES consensus estimate of $3.79 implied a 13.2x multiple); discounted to
October 1, 2010 based upon 10.66% discount rate per Genzyme Investor Day presentation dated May 6, 2010

Our Offer Values Genzyme Significantly Higher than Peers
despite Near-term Challenges and Recent Underperformance
Source: FactSet as of 10/1/10
Note: Genzyme figures based on $69.00 offer and I/B/E/S consensus estimates; net debt excludes unconsolidated assets and minority interests; large biotech peers include
Celgene, Biogen Idec, Amgen, and Gilead
TEV / 2011E EBITDA TEV / 2012E EBITDA
2011E P/E 2012E P/E
2011 2012
7.0x
11.6x
0,0x
3,0x
6,0x
9,0x
12,0x
15,0x
Genzyme @ $69
Large biotech median
18.8x
10.7x
0,0x
5,0x
10,0x
15,0x
20,0x
Genzyme @ $69 Large biotech median
7.0x
11.1x
0,0x
3,0x
6,0x
9,0x
12,0x
15,0x
Genzyme
@ $69
Large biotech median
10.0x
14.7x
0,0x
5,0x
10,0x
15,0x
20,0x
Genzyme @
$69
Large biotech median

Sanofi-aventis Offer Premiums are in Line with Large
Biopharmaceutical Transactions
1-day premiums paid
38%
19%
29%
33%
20%
53%
34%
32%
16%
Genzyme at $69 Chiron / Novartis Schering AG /
Bayer AG
Serono / Merck
KGaA
MedImmune /
AstraZeneca
Alcon / Novartis Genentech /
Roche
Wyeth / Pfizer Schering-Plough
/ Merck
Median: 31%
9/1/05 3/23/06 9/21/06 4/23/07 4/8/08
(1)
17.3                      9.4 19.6                        12.1           15.2                     47.7                        95.8                     65.2                       45.9
Net Deal Value
($bn)
7/21/08
(2)
1-month premiums paid
31%
33%
39%
58%
31%
84%
20%
31%
27%
Genzyme at $69 Chiron /
Novartis
Schering AG /
Bayer AG
Serono / Merck
KGaA
MedImmune /
AstraZeneca
Alcon / Novartis Genentech /
Roche
Wyeth / Pfizer Schering-Plough
/ Merck
Median: 32%
9/1/05 3/23/06 9/21/06 4/23/07 4/8/08
(1)
7/21/08
(2)
1/26/09 3/9/09
1/26/09 3/9/09
Source: Public filings, equity research, and FactSet
Note: all premiums are relative to unaffected stock prices; Genzyme 1-day premium based on 7/1/10 and 1-month premium based on 1-month VWAP of $52.63 (as of 7/22/10);
Genzyme net deal value adjusted for announced divestitures
(1) Date Novartis announced purchase of 25% stake and call/put option; blended purchase price of the initial 25% for $10.4bn and remaining 75% at $180/share
(2) Date of initial Roche offer; value grossed up to 100% of Genentech (Roche owned ~55% at time of offer)

14.1x
13.0x
16.9x
18.5x
8.9x
9.4x
27.8x
14.6x
19.2x
Genzyme at
$69
Chiron /
Novartis
Schering AG /
Bayer AG
Serono /
Merck KGaA
Organon /
Schering-
Plough
MedImmune /
AstraZeneca
Alcon /
Novartis
Genentech /
Roche
Wyeth /
Pfizer
Schering-
Plough / Merck

Sanofi-aventis Offer Multiples are in Line with Large
Biopharmaceutical Transactions
Transaction value / LTM Revenue
Transaction value / LTM EBITDA
Source: Public filings, equity research, and Factset
Note: Genzyme net deal value and implied multiples based on 2010E Street consensus estimates adjusted for announced divestitures
(1) Blended purchase price of the initial 25% for $10.4bn and remaining 75% at $180/share
(2) Date of initial Roche offer; value grossed up to 100% of Genentech (Roche owned ~55% at time of offer)
2.5x 2.8x
2.9x
4.6x
3.1x
7.1x
11.2x
4.2x
4.9x
7.3x
Genzyme at
$69
Chiron /
Novartis
Schering AG /
Bayer AG
Serono /
Merck KGaA
Organon /
Schering-
Plough
MedImmune /
AstraZeneca
Alcon /
Novartis
Genentech /
Roche
Wyeth /
Pfizer
Schering-
Plough / Merck
Median: 4.6x
9/1/05 3/23/06 9/21/06 3/12/07 4/23/07 1/4/10 7/21/08
(2)
Median: 14.4x
NM
17.3                     9.4   19.6                    12.1                  14.4                    15.2                   47.7
(1)
95.8                    65.2                   45.9
Net Deal Value
($bn)
9/1/05 3/23/06 9/21/06 3/12/07 4/23/07 1/4/10 7/21/08
(2)
1/26/09 3/9/09
1/26/09 3/9/09

sanofi aventis
Because health matters

citi

BARCLAYS CAPITAL

Our Offer Assumes Alemtuzumab Performs in Line
with Analyst Expectations in Multiple Sclerosis
Source: Equity research
(1) Includes all Campath indications
$1 037 $932
$800
$700
$675
$604
$370
Barclays Credit Suisse Deutsche Bank Bank of America /
Merrill Lynch
Bernstein Citi Jefferies
“According to our analysis, alemtuzumab can reach operating margins of only 28% by 2018.  This is due to high payments to Bayer, relatively high COGS due to production at a third party, and building a global sales force that will be required in Multiple Sclerosis.” - September 17, 2009
“Genzyme will pay Bayer a 20-35% royalty on sales in Multiple Sclerosis once the drug is approved in
2012.” - March 31, 2009
Peak annual sales estimated ($m)
2013                             2013 2013 2012                               2011                             2013                             2012
Launch year
2020                            2020 2018                            2015                              2015 2018                              2014
Yr. achieve
peak sales
Median: $700m
(1)
(1)
“While Campath MS remains one of the more compelling disease modifying therapies for MS, we believe that unique autoimmune toxicities and pricing challenges remain to be addressed” - June 14, 2010
“We assume use in Tysabri failures at a new patient add rate comparable to current Tysabri rate of
200/week” - May 7, 2010

sanofi aventis
Because health matters

TEVA
sanofi aventis (1)
biogen idec
MERCK
Pfizer
BAYER
biogen idec
élan
NOVARTIS

MERCK		
sanofi aventis		
genzyme		
biogen idec		
TEVA

Company Product Status
Cladribine
(oral)
U.S. filing in June 2010
Negative CHMP opinion
in September 2010
Teriflunomide
(oral)
First Phase III
successfully completed
Alemtuzumab
(IV)
Phase III results
expected in 2011
Dimethyl
Fumarate
(oral)
Phase III results
expected in 2011
Laquinimod
(oral)
Phase III results
expected in 2012

Source: Company filings, equity research and EvaluatePharma
(1) Copaxone ® is marketed outside the U.S. and Canada through our alliance with Teva (see our 20-F filing for details of our alliance)
Major MS pipeline drugs ($mm)
$1 692
$1 060
$2 142
$2 323
$2 826
Major approved MS therapies ($m in 2009)
NA
Copaxone
®
Avonex
®
Rebif
®
Betaseron
®
Tysabr i
®
Gilenya
®
First approved:
1996
(U.S.)
1996
(U.S.)
1997
(EU)
1993
(U.S.)
2004
(U.S.)
2010
(U.S.)
Brand:
Multiple Sclerosis Has Become an Increasingly
Competitive Market with Gilenya’s Recent Approval

sanofi aventis
Because health matters

genzyme					
gsk GlaxoSmithKline					
Schering-Plough					
Watson					
Abbott

Precedent Manufacturing Consent Decrees Took Time
to Resolve
Source: Company filings and equity research
(1) Reflects date of agreement with FDA; Consent Decrees await court approval to become effective
(2) Genzyme made an initial comment that it expected 2-3 years to complete remediation
Company Product(s)
Date of consent
decree
(1)
Original
timetable
Date of
resolution
Elapsed time
Fabrazyme
®
,
Cerezyme
®
, Thyrogen
®
24/05/2010
3-4 years to
complete
remediation
(2)
NA NA
Paxil CR
®
and
Avandamet
®
28/04/2005 NA 06/10/2009 4 years
Multiple products 20/05/2002 3 years 02/08/2007 5 years
Multiple products 03/05/2002 NA
Has not been
lifted to date
>8 years
Diagnostic products 02/11/1999 NA 29/12/2003 4 years

Key Reasons Our Offer Is Compelling
Unaffected Share Price: Already reflected risks and opportunities
Stock aggressively promoted during recent proxy campaign
Plan to divest low-margin assets and buy back stock announced in May
Future Stock Expectations: Lower than $69 on an “unaffected” standalone basis
Analyst one year forward stock price of about $60
Present value of stock based on median estimates through 2014 indicate value of about $56
Premiums and Multiples: In line with other large biopharmaceutical deals
EBITDA multiples of 18.5x 2010E, and 11.6x 2011E
Manufacturing Issues: Offer takes into account recovery as well as risks
Time, uncertainty, and competitive implications relating to resolution
Other Valuation Drivers Already
Incorporated:
Offer takes key drivers into account
Alemtuzumab in Multiple Sclerosis (risk / reward) and projected cost savings (margin rebound)
Over-diversification:
Non-rare disease businesses lack the critical mass to compete effectively
All Cash Offer: Rewards Genzyme shareholders and eliminates risks